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Exhibit 1.1

SHARPER IMAGE CORPORATION

2,500,000 Shares of Common Stock

Underwriting Agreement

[            ], 2003

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
SOUTHWEST SECURITIES, INC.
WR HAMBRECHT+CO, LLC
    As Representatives of the
    several Underwriters listed
    in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

        Sharper Image Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 1,900,000 shares of Common Stock, par value $0.01 per share (the "Stock"), of the Company and, at the option of the Underwriters but solely to cover over allotments, up to an additional 285,000 shares of stock. The selling stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters an aggregate of 600,000 shares of Stock and, at the option of the Underwriters but solely to cover over allotments, up to an additional 90,000 shares of Stock. The aggregate of 2,500,000 shares of Stock to be sold by the Company and the Selling Stockholders is herein called the "Underwritten Shares" and the aggregate of up to 375,000 additional shares of Stock which may be sold by the Company and the Selling Stockholders is herein called the "Option Shares". The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The Shares will have attached thereto rights (the "Rights") to purchase Series A Junior Participating Preferred Stock ("Series A Preferred Stock"). The Rights have been and will be issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of June 7, 1999 between the Company and ChaseMellon Shareholder Services, LLC.

        The Company hereby confirms its agreement, and each of the Selling Stockholders hereby confirms its agreement, with the several Underwriters concerning the purchase and sale of the Shares, as follows:

        1.    Registration Statement.    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-102397) including a prospectus, relating to the Shares and Rights. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective and circulated by the Underwriters, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

        2.    Purchase of the Shares by the Underwriters.    (a) The Company (as to 1,900,000 Underwritten Shares) and each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agree, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders at a purchase price per share of $[            ] (the "Purchase Price") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Underwritten Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and the Selling Stockholders hereunder.

        In addition, the Company (as to 285,000 Option Shares) and each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agree, severally and not jointly, to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 375,000 Option Shares at the Purchase Price. The Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company and each of the Selling Stockholders at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares to be sold by the Company or such Selling Stockholder, as the case may be, by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase hereunder and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder, for the sole purpose of covering over-allotments (if any) in the sale of the Underwritten Shares by the several Underwriters. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and each Selling Stockholder as set forth in Schedule II hereto.

        The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

          (b)  The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

          (c)  Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives and to the account specified by the Selling Stockholders to the Representatives, in the case of the Underwritten Shares, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M. New York City time on [    ], 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date".

        Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing, or if so requested by the Underwriters by book-entry delivery through the facilities of The Depository Trust Company ("DTC"), not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling Stockholders, as the case may be. The certificates for the Shares, unless delivered by book-entry through the facilities of DTC, will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

        3.    Representations and Warranties of the Company.    The Company represents and warrants to each Underwriter and the Selling Stockholders that:

          (a)    Preliminary Prospectus.    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriters' Information (as defined below).

          (b)    Registration Statement and Prospectus.    No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriters' Information.

          (c)    Incorporated Documents.    The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d)    Financial Statements.    The financial statements and the related notes thereto included and/or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby.

          (e)    No Material Adverse Change.    Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

          (f)    Organization and Good Standing.    The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company (a "Material

  Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity.

          (g)    Capitalization.    The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

          (h)    Due Authorization.    The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the consummation by it of the transactions contemplated hereby has been duly and validly taken.

          (i)    Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (j)    The Shares.    The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the description thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and the Rights attached to the outstanding Stock has been validly issued and, when issued upon issuance of the Shares to be sold by the Company hereunder, the Rights attached to those Shares will be validly issued, and the Series A Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights in accordance with the terms of the Rights Agreement, and upon such issuance will be validly issued, fully paid and non-assessable.

          (k)    No Violation or Default.    The Company is not (i) in violation of its charter or by-laws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (l)    No Conflicts.    The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in each case in (i) or (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (m)    No Consents Required.    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (n)    Legal Proceedings.    Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) to the knowledge of the Company, there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

          (o)    Independent Accountants.    Deloitte & Touche LLP, who have certified certain financial statements of the Company, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act.

          (p)    Title to Intellectual Property.    To its knowledge, the Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business; and to its knowledge, the conduct of its business will not conflict in any material respect with any such rights of others, and the Company has not received any notice of any claim of infringement or conflict with any such rights of others.

          (q)    No Undisclosed Relationships.    No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholder, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

          (r)    Investment Company Act.    The Company is not and, after giving effect to the offering and sale of the Shares to be sold by it hereunder and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an

  "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

          (s)    Taxes.    The Company has paid all federal, state, local and foreign tax returns required to be filed through the date hereof and has paid all taxes shown thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith; and, to the knowledge of the Company, except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its properties or assets.

          (t)    No Labor Disputes.    No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened.

          (u)    Compliance With ERISA.    Except as would not have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); except as would not have a Material Adverse Effect, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and, for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, except as would not have a Material Adverse Effect, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (v)    Accounting Controls.    The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w)    No Unlawful Payments.    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (x)    No Broker's Fees.    The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

          (y)    No Registration Rights.    No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

          (z)    No Stabilization.    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          (aa)    Forward-Looking Statements.    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

        4.    Representations and Warranties of the Selling Stockholders.    Each Selling Stockholder represents and warrants to each Underwriter and the Company that:

          (a)    Required Consents; Authority.    Such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement, has been duly executed and delivered by such Selling Stockholder.

          (b)    No Conflicts.    The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject or (ii) result in the violation of the provisions of the charter or by-laws or similar organizational document of any Selling Stockholder or any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in each case above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (c)    Title to Shares.    Such Selling Stockholder has good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances or equities, with full right and authority to deliver the same hereunder; upon payment for the Shares to be sold by such Selling Stockholder as provided herein, delivery of such Shares, as directed by the Underwriter, to Cede & Co. ("Cede") or such other nominee as may be designated by the DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters, (A) DTC shall be a "protected purchaser" of such Shares within the meaning of 8-303 of the Uniform Commercial Code as in effect in the State of New York (the "UCC"), (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) (other than any adverse claim arising through the Underwriters) to such Shares may be asserted against the Underwriters with respect to such security entitlement (it being understood that for the purpose of this representation and warranty, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (i) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (ii) DTC will be registered as a "clearing corporation" within the meaning of

  Section 8-102 of the UCC, and (iii) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC).

          (d)    No Stabilization.    Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          (e)    Registration Statement and Prospectus.    When the Registration Statement becomes effective and at all times subsequent thereto through the latest of the Closing Date, the Additional Closing Date or the termination of the offering of the Shares, such parts of the Registration Statement and Prospectus, and any supplements or amendments thereto, with respect to information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, such Selling Stockholder represents and warrants to each Underwriter that it has no reason to believe that the representations and warranties of the Company contained in Section 3 of this Agreement are not true and correct.

          (f)    Material Information.    The sale of the Shares to be sold by such Selling Stockholder hereunder is not prompted by any material information concerning the Company which is not set forth in the Registration Statement or the Prospectus.

          (g)    Distribution of Offering Materials.    Such Selling Stockholder has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, any amendment or supplement thereto, any preliminary prospectus or any other materials, if any, permitted by the Securities Act.

        5.    Further Agreements of the Company.    The Company covenants and agrees with each Underwriter that:

          (a)    Effectiveness of the Registration Statement.    If not already effective, the Company will use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

          (b)    Delivery of Copies.    The Company will deliver, at the expense of the Company, (i) to the Representatives, five signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (other than the Representatives) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (iii) to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

          (c)    Amendments or Supplements.    Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

          (d)    Notice to the Representatives.    The Company will advise the Representatives promptly (i) if not already effective, when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

          (e)    Ongoing Compliance of the Prospectus.    If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (f)    Blue Sky Compliance.    The Company will use its best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to file any general consent to service of process in any such jurisdiction.

          (g)    Earning Statement.    The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

          (h)    Clear Market.    For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., other than the Shares to be sold by the Company hereunder and any shares of Stock of the Company issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date of the Prospectus or pursuant to options, warrants or rights outstanding on the date of the Prospectus or the grant by the Company of options pursuant to option plans existing on the date of the Prospectus.

          (i)    Use of Proceeds.    The Company will apply the net proceeds from the sale of the Shares being sold by it hereunder as described in the Prospectus under the heading "Use of Proceeds".

          (j)    No Stabilization.    The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          (k)    Nasdaq Listing.    The Company will use its best efforts to list the Shares to be sold by it hereunder on the Nasdaq National Market.

        6.    Further Agreements of the Selling Stockholders.    Each Selling Stockholder covenants and agrees with each Underwriter that:

          (a)    Clear Market.    For a period of 90 days after the date of the Prospectus, such Selling Stockholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of J.P. Morgan Securities Inc., in each case other than the Shares to be sold by such Selling Stockholder hereunder.

          (b)    Tax Form.    It will deliver to J.P. Morgan Securities Inc. prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

        7.    Conditions of Underwriters' Obligations.    The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling

Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

          (a)    Registration Compliance; No Stop Order.    The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

          (b)    Representations and Warranties.    The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

          (c)    No Material Adverse Change.    Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

          (d)    Officer's Certificate.    The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate, (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives, in form and substance reasonably satisfactory to the Representatives (A) confirming that to the knowledge of such officers the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (B) to the effect set forth in paragraphs (a) and (c) above and (ii) of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, confirming that the representations and warranties of the Selling Stockholders in this agreement are true and correct and that the the Selling Stockholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

          (e)    Comfort Letters.    On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

          (f)    Opinion of Counsel for the Company.    Davis Polk & Wardwell, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A and Annex C hereto.

          (g)    Opinion of Counsel for the Selling Stockholders.    Lippenberger, Thompson, Welch, Soroko & Gilbert LLP and Davis Polk & Wardwell, counsel for the Selling Stockholders, shall have furnished to the Representatives, at the request of the Selling Stockholders, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B and C, respectively, hereto.

          (h)    Opinion of Counsel for the Underwriters.    The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (i)    No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

          (j)    Exchange Listing.    The outstanding Stock and the Shares to be delivered on the Closing Date shall have been approved for listing on the Nasdaq National Market, subject in the case of the Shares to be delivered by the Company to official notice of issuance.

          (k)    Lock-up Agreements.    The "lock-up" agreements between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

          (l)    Additional Documents.    On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

        All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        8.    Indemnification and Contribution.

          (a)    Indemnification of the Underwriters by the Company.    The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or affiliate of such Underwriter which assists such Underwriter in the distribution of Shares) from whom the persons asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section 5(a) or (b) hereof.

          (b)    Indemnification of the Underwriters by the Selling Stockholders.    The Selling Stockholders agree, severally and not jointly, to indemnify and hold harmless each Underwriter and each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director and officer of each of the foregoing, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by J.P. Morgan Securities Inc. expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below; provided, however, that the obligations of each Selling Stockholder under the foregoing indemnity shall not exceed the net proceeds received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (which net proceeds shall not include the Underwriters' discounts); provided further, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or affiliate of such Underwriter which assists such Underwriter in the distribution of Shares) from whom the persons asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section 5(a) or (b) hereof;

          (c)    Indemnification of the Underwriters by Richard J. Thalheimer.    Richard J. Thalheimer agrees to indemnify and hold harmless each Underwriter and each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director and officer of each of the foregoing, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by J.P. Morgan Securities Inc. expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (d) below; provided, however, that the obligations of Richard J. Thalheimer under the foregoing indemnity shall not exceed the aggregate net proceeds received by the Selling Stockholders from the sale of the Shares sold by the Selling Stockholders hereunder (which net proceeds shall not include the Underwriters' discounts); provided further, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or affiliate of such Underwriter which assists such Underwriter in the distribution of Shares) from whom the persons asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section 5(a) or (b) hereof;

          (d)    Indemnification of the Company.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through J.P. Morgan Securities Inc. expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: in the fifth, ninth, tenth and eleventh paragraphs under the caption "Underwriting" (collectively, the "Underwriters' Information.")

          (e)    Notice and Procedures.    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the

  Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          (f)    Contribution.    If the indemnification provided for in paragraphs (a), (b), (c) and (d) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and Richard J. Thalheimer on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Selling Stockholders and Richard J. Thalheimer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and Richard J. Thalheimer on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company, the Selling Stockholders and Richard J. Thalheimer from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative benefits received by Richard J. Thalheimer shall be deemed to be equal to the aggregate net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares. The relative fault of the Company, the Selling Stockholders and Richard J. Thalheimer on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders and Richard J. Thalheimer or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event, however, shall the obligations of either Selling Stockholder under the foregoing contribution exceed the net proceeds received by such Selling Stockholder from the sale of the Shares sold by it hereunder (which net proceeds shall not include the Underwriters' discounts).

          (g)    Limitation on Liability.    The Company, the Selling Stockholders, Richard J. Thalheimer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to its purchase obligations hereunder and not joint.

          (h)    Non-Exclusive Remedies.    The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

        9.    Effectiveness of Agreement.    This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representatives of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

        10.    Termination.    This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or California authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

        11.    Defaulting Underwriter.    (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

          (b)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

          (c)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

          (d)  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

        12.    Payment of Expenses.    (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares being sold by it hereunder and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the mailing and delivery of copies thereof to the Underwriters; (iii) the fees and expenses of the Company's counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Nasdaq National Market. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including, without limitation, (i) the costs incident to the transfer of the Shares being sold by them hereunder and any taxes payable in that connection; and (ii) the fees and expenses of the Selling Stockholders' counsel.

          (b)  If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company or the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

        13.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

        14.    Survival.    The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders, Richard J. Thalheimer and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders, Richard J. Thalheimer or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders, Richard J. Thalheimer or the Underwriters.

        15.    Certain Defined Terms.    For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act and

(b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City.

        16.    Miscellaneous.    (a) Authority of the Representatives.    Any action by the Underwriters or the Representatives hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters or the Representatives, as the case may be, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters or the Representatives, as the case may be.

          (b)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York 10017 (fax: (212) 622-6037); Attention: Equity Capital Markets. Notices to the Company shall be given to it at Sharper Image Corporation, 650 Davis Street, San Francisco, California 94111 (fax: (415) 788-1111); Attention: Chief Financial Officer. Notices to the Selling Stockholders shall be given to them c/o Richard J. Thalheimer at 650 Davis Street, San Francisco, California 94111 (fax: (415) 788-1111). Notices to Richard J. Thalheimer shall be given to him at 650 Davis Street, San Francisco, California 94111 (fax: (415) 788-1111).

          (c)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d)    Counterparts.    This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

          (e)    Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          (f)    Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
SHARPER IMAGE CORPORATION
By:
Name: Title:
RICHARD J. THALHEIMER 2001 ANNUITY TRUST
By:
Name: Richard J. Thalheimer Title: Trustee
RICHARD J. THALHEIMER REVOCABLE TRUST
By:
Name: Richard J. Thalheimer Title: Trustee

Accepted: [        ], 2003

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
SOUTHWEST SECURITIES, INC.
WR HAMBRECHT+CO, LLC

  Acting severally on behalf of themselves
  and the several Underwriters listed in
  Schedule I hereto.

By
Authorized Signatory

Schedule I

Underwriter	Number of Underwritten Shares	Maximum Number of Option Shares
J.P. Morgan Securities Inc. Lehman Brothers Inc. Southwest Securities, Inc. WR Hambrecht+Co, LLC

Total	2,500,000	375,000

Schedule II

Selling Stockholders:	Number of Underwritten Shares:	Number of Option Shares:
Richard J. Thalheimer 2001 Annuity Trust	500,000	75,000
Richard J. Thalheimer Revocable Trust	100,000	15,000

Annex A

Form of Opinion of Counsel for the Company

        (1)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

        (2)  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        (3)  The Shares to be sold by the Company have been duly authorized and when issued and, delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.

        (4)  The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; the outstanding shares of capital stock of the Company to be sold by the Selling Stockholders have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

        (5)  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such terms is defined in the Investment Company Act of 1940, as amended.

        (6)  Except as disclosed in the Prospectus, the execution and delivery by the Company of, and the performance of its obligations under, the Underwriting Agreement will not contravene any provision of United States federal or New York or California state law or the certificate of incorporation or by-laws of the Company, or any agreement, indenture, lease or other instrument to which the Company is a party, or by which any of them or any or their respective properties is bound that is an exhibit to the Registration Statement or any Incorporated Document, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company.

        (7)  No consent, approval, authorization or order of, or qualification with, any governmental body or agency under United States federal or New York or California state law is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as have been obtained and such as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Shares.

        (8)  Except as disclosed in the Prospectus, and to the best of our knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party which individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect.

        (9)  The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and the Rights attached to the outstanding Stock have been validly issued, and, when issued upon issuance of the Shares to be sold by the Company hereunder, the Rights attached to those shares will be validly issued, and the Series A Junior Participating Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

A-1

Annex B

Form of Opinion of Counsel for
the Selling Stockholders

        (1)  The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders.

        (2)  The sale of the Shares and the execution and delivery by the Selling Stockholders of, and the performance by the Selling Stockholders of their respective obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated therein (i) have been duly authorized on the part of each of the Selling Stockholders and (ii) to our knowledge will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject, nor will any such action result in any violation of the provisions of the trust agreement, declaration of trust, or other trust instruments of any Selling Stockholder or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties (other than under any federal or state securities or Blue Sky laws as to which we express no opinion); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Selling Stockholders of the transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and any applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

        Whenever this opinion with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" it is intended to indicate that we have relied exclusively upon a certificate from the Selling Stockholders with respect to the existence or absence of such facts, and during the course of our representation of the Selling Stockholders no information has come to our attention which would give us actual knowledge of the existence or absence of such facts to the contrary. We have made no investigation of such facts, and no other inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Selling Stockholders.

        The opinion of counsel described above shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

B-1

Annex C

Form of Opinion of Counsel for the Selling Stockholders

        Upon payment for the Shares to be sold by each Selling Stockholder as provided herein, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares)), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (it being understood that for the purpose of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC).

        The opinion of counsel described above shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

C-1

QuickLinks

  Exhibit 1.1
SHARPER IMAGE CORPORATION 2,500,000 Shares of Common Stock Underwriting Agreement
  Schedule I
  Schedule II
  Annex A
Form of Opinion of Counsel for the Company
  Annex B
Form of Opinion of Counsel for the Selling Stockholders
  Annex C
Form of Opinion of Counsel for the Selling Stockholders